Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

March 27, 2026

Nakamoto Inc.

300 10th Ave South

Nashville, TN 37203

Re: Nakamoto Inc.

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289868)

Ladies and Gentlemen:

We have acted as counsel to Nakamoto Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289868) previously filed by the Company on August 26, 2025 (as amended, the “Registration Statement”), including (a) a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issue and sale by the Company from time to time of up to $6,993,570,615.16 aggregate offering amount of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, the “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants (the “Warrants”) to be issued under a warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent (a form of which is filed as Exhibit 4.3 to the Registration Statement) (the “Warrant Agreement”), (v) rights (the “Rights”) to be issued under a rights agent agreement to be entered into between the Company and one or more banks, trust companies or other financial institutions, as rights agent (a form of which is filed as Exhibit 4.5 to the Registration Statement) (the “Rights Agreement”), (vi) purchase contracts (the “Purchase Contracts”) (a form of which is filed as Exhibit 4.6 to the Registration Statement), and (vii) units comprised of one or more of the foregoing securities, in any combination (the “Units”), to be issued under a unit agreement (a form of which is filed as Exhibit 4.7 to the Registration Statement) (the “Unit Agreement”), or any combination thereof (the “Securities”), in one or more offerings in amounts, at prices and on terms that the Company shall determine at the time of the offering; and (b) a prospectus (the “ATM Prospectus”) relating to the offer and sale by the Company of shares of the Company’s Common Stock (the “ATM Shares”) having an aggregate offering price of up to $4,993,570,615.16 from time to time through or to the Sales Agents (as defined below) in accordance with the terms of the Sales Agreement, dated August 26, 2025 (the “Sales Agreement”), by and among the Company and TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC (collectively, the “Sales Agents”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the ATM Prospectus, other than as expressly stated herein with respect to the issuance of the Securities, including the issuance of the ATM Shares.

ABU DHABI ♦ ASTANA ♦ ATHENS ♦ ATLANTA ♦ AUSTIN ♦ BEIJING ♦ BRUSSELS ♦ CENTURY CITY ♦ CHICAGO ♦ DALLAS ♦ DENVER ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG ♦ HOUSTON ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH ♦ NEW YORK ♦ ORANGE COUNTY ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON ♦ RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

Nakamoto Inc. March 27, 2026 Page 2

We have reviewed originals or copies of (i) the Base Prospectus; (ii) the ATM Prospectus; (iii) the Registration Statement; (iv) the Sales Agreement; (v) the certificate of incorporation and bylaws of the Company, each as amended through the date hereof (the “Certificate of Incorporation” and the “Amended and Restated Bylaws”, respectively), and (vi) certain resolutions of the board of directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

i.	the genuineness of all signatures;
ii.	the legal capacity of natural persons;
iii.	the authenticity of all documents submitted to us as originals;
iv.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies; and
v.	the authenticity of the originals of such copies.

As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and public officials. We have not independently established the validity of the foregoing assumptions.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have assumed that, at the time of issuance and sale of the Securities, the Company will be in good standing under the laws of the State of Delaware. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated, and available for issuance under the Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights, Purchase Contracts and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement, Purchase Contracts and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

Nakamoto Inc. March 27, 2026 Page 3

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act and remains effective, (iii) an appropriate prospectus supplement relating to the Common Stock has been prepared, delivered and filed as required by the Securities Act, (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) if the Common Stock is to be sold pursuant to an underwriting, placement agency or similar agreement, such agreement (“Underwriting Agreement”) has been duly authorized, executed, and delivered by the Company to the other parties thereto, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (vii) the Company has received an amount of valid consideration paid in respect of the shares of Common Stock equaling or exceeding the par value of such shares, the shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act and remains effective, (iii) an appropriate prospectus supplement relating to the applicable class or series of Preferred Stock has been prepared, delivered and filed as required by the Securities Act, (iv) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) if the Preferred Stock is to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and other parties thereto, (vi) an appropriate certificate of designations (or certificate of amendment) establishing the applicable class or series of Preferred Stock has been duly authorized, adopted and filed with the Secretary of State of the State of Delaware prior to issuance of such class or series of Preferred Stock, (vii) shares of such class or series of Preferred Stock have been issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (viii) the Company has received an amount of valid consideration paid in respect of the shares of Preferred Stock equaling or exceeding the par value of such shares, the shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act and remains effective, (iii) an appropriate prospectus supplement relating to the Debt Securities has been prepared, delivered and filed as required by the Securities Act and the applicable rules and regulations thereunder, (iv) the Applicable Indenture has been duly authorized, executed, and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended, (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Applicable Indenture, and such terms, execution, issuance, and sale, as well as authentication of the Debt Securities, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if the Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and other parties thereto, (vii) such Debt Securities have been duly executed and authenticated in accordance with the Applicable Indenture, and issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Company.

Nakamoto Inc. March 27, 2026 Page 4

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iii) the Registration Statement, as finally amended, has become effective under the Securities Act and remains effective, (iv) an appropriate prospectus supplement relating to the Warrants has been prepared, delivered, and filed as required by the Securities Act and the applicable rules and regulations thereunder, (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if the Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and the other parties thereto, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

5. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iii) the Registration Statement, as finally amended, has become effective under the Securities Act and remains effective, (iv) an appropriate prospectus supplement relating to the Rights has been prepared, delivered and filed as required by the Securities Act and the applicable rules and regulations thereunder, (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any related certificates relating to the Rights and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if the Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and other parties thereto, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute valid and legally binding obligations of the Company.

6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act and remains effective, (iii) an appropriate prospectus supplement relating to the Purchase Contracts has been prepared, delivered, and filed as required by the Securities Act and the applicable rules and regulations thereunder, (iv) the Purchase Contracts and any certificates relating to the Purchase Contracts have been duly authorized, executed, and delivered by the Company, (v) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contracts and any certificates relating to the Purchase Contracts and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if the Purchase Contracts are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and the other parties thereto, (vii) the Purchase Contracts have been duly executed and countersigned, and issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (viii) the Company has received the consideration provided for in the Authorization Resolutions and, if applicable, the Underwriting Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company.

Nakamoto Inc. March 27, 2026 Page 5

7. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended, has become effective under the Securities Act, (iii) an appropriate prospectus supplement relating to the Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) if the Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement has been duly authorized, executed, and delivered by the Company and other parties thereto, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the Prospectus and the applicable prospectus supplement, and (viii) the Company has received the consideration provided for in the Authorization Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute valid and legally binding obligations of the Company.

8. The ATM Shares have been duly authorized for issuance, and when issued and delivered by the Company pursuant to the provisions of the Sales Agreement against payment of the requisite consideration therefor, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in numbered paragraphs 3 to 7 above, the internal laws of the State of New York, and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which these opinions are based come to our attention after the date hereof.

With your consent, we have assumed (i) that each of the Debt Securities, Warrants, Rights, Purchase Contracts and Units and the Applicable Indenture, Warrant Agreement, Rights Agreement, Purchase Contracts and Unit Agreement governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in each of the Prospectus and ATM Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP